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                                                     Exhibit 23.1


      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Scan-Graphics, Inc.
Limerick, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 1997, relating to the consolidated financial statements and schedule of Scan-Graphics, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption
"Experts"  in the Prospectus.


                              /s/ BDO Seidman, LLP
                              --------------------
                                  BDO SEIDMAN, LLP



Philadelphia, Pennsylvania
January 20, 1998